                                                               EXHIBIT 10(b)(5)

                               STOCK PURCHASE AND
                                 LOAN AGREEMENT

                                     BETWEEN

                                  ROBERT ONISKO

                                   ("ONISKO")


                                       AND


                              KOGER EQUITIES, INC.,
                              A FLORIDA CORPORATION


                                 (THE "COMPANY")

                          DATED AS OF FEBRUARY 17, 2000


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                                TABLE OF CONTENTS

                                                                        Page
ARTICLE I
 DEFINITIONS..............................................................1
 SECTION 1.1 DEFINITIONS.  ...............................................1
 SECTION 1.2 OTHER DEFINITIONAL PROVISIONS................................4

ARTICLE II PURCHASE OF LOAN STOCK AND AMOUNT AND TERMS OF THE STOCK
 PURCHASE LOAN............................................................5
 SECTION 2.1 PURCHASE OF LOAN STOCK ......................................5
 SECTION 2.2 THE STOCK PURCHASE LOAN......................................8
 SECTION 2.3 INTENT NOT TO COMMIT USURY..................................10
 SECTION 2.4 USE OF PROCEEDS.............................................10

ARTICLE III SECURITY FOR THE STOCK PURCHASE LOAN.........................10
 SECTION 3.1 SECURITY INTEREST...........................................10
 SECTION 3.2 SECURITY DOCUMENTS..........................................10
 SECTION 3.3 FILING AND RECORDING........................................10

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................11
 SECTION 4.1 DUE AUTHORIZATION; ENFORCEABILITY...........................11
 SECTION 4.2 FEDERAL REGULATION..........................................11

ARTICLE V ONISKO'S COVENANTS.............................................11
 SECTION 5.1 TAXES AND CLAIMS............................................11
 SECTION 5.2 PAY INDEBTEDNESS TO THE COMPANY AND
                  PERFORM OTHER COVENANTS................................12

ARTICLE VI COVENANTS OF THE COMPANY......................................12
 SECTION 6.1 PLAN SHARES.................................................12
 SECTION 6.2 REGISTRATION OF PLAN SHARES AND DIRECT PURCHASE SHARES......12
 SECTION 6.3 SALE OF PLAN SHARES.........................................12

ARTICLE VII EVENTS OF DEFAULT............................................13
 SECTION 7.1 EVENTS OF DEFAULT...........................................13
 SECTION 7.2 WAIVER OF DEFAULT...........................................13

ARTICLE VIII REMEDIES FOR EVENTS OF DEFAULT..............................14
 SECTION 8.1 REMEDIES FOR EVENTS OF DEFAULT..............................14


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
 SECTION 8.2 ACTION FOR ENFORCEMENT......................................14
 SECTION 8.3 SALE OF COLLATERAL .........................................14
 SECTION 8.4 RIGHTS AND REMEDIES CUMULATIVE..............................14

ARTICLE IX FEES AND PAYMENTS.............................................15
 SECTION 9.1 COSTS, TAXES AND ATTORNEYS' FEES............................15

ARTICLE X MISCELLANEOUS..................................................15
 SECTION 10.1 NOTICES....................................................15
 SECTION 10.2 ATTORNEYS' FEES............................................16
 SECTION 10.3 SEVERABILITY...............................................16
 SECTION 10.4 COUNTERPARTS...............................................17
 SECTION 10.5 INTERPRETATION.............................................17
 SECTION 10.6 CONFLICT...................................................17
 SECTION 10.7 HEADINGS...................................................17
 SECTION 10.8 JURISDICTION AND VENUE.....................................17
 SECTION 10.9 AMENDMENTS.................................................18
 SECTION 10.10 GOVERNING LAW; BENEFIT....................................18

EXHIBIT "A" CERTIFICATE AND LOAN ADVANCE REQUEST.........................20


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                               STOCK PURCHASE AND
                                 LOAN AGREEMENT

         THIS STOCK PURCHASE AND LOAN AGREEMENT (this "Agreement") is entered into as of this 17th day of February, 2000 (the "Effective Date") between KOGER EQUITY, INC., a Florida corporation, having a place of business at 8880 Freedom Crossing Trail, Jacksonville, Florida 32256 (the "Company") and ROBERT ONISKO, whose address is 1676 S.W. 19th Avenue, Boca Raton, Florida 33486 ("Onisko").

                                    RECITALS:

         A. The Company and Onisko have entered into an Employment Agreement, dated as of February 17th, 2000 (the "Employment Agreement"), pursuant to which Onisko has been hired by the Company to serve as the Company's chief financial officer.

         B. Pursuant to Section 3(c) of the Employment Agreement, the Company has agreed to lend Onisko certain funds in connection with certain optional purchases by Onisko of up to a maximum of 150,000 shares of the Company's Common Stock (the "Loan Stock").

         C. Pursuant to a repurchase plan adopted by resolution of the Board of Directors of the Company, the Company intends to repurchase approximately 2,650,000 shares of the Company's Common Stock (the "Repurchase Plan").

                                     TERMS:

         NOW, THEREFORE, in consideration of the mutual promises, conditions, representations and warranties hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         SECTION  I.1 DEFINITIONS.

         As used in this Agreement, the Exhibits and Schedules attached hereto, if any, and in any Loan Document executed in connection herewith, the following terms shall have the following meanings unless the context otherwise requires:

         "25% RECOURSE NOTE" means each 25% Recourse Note in the form of Exhibit B hereto.

         "ACCOUNT" means securities account number 040-21650 at Bear, Stearns Securities Corp., where all Loan Stock shall be deposited and held subject to the terms hereof.

         "AGREEMENT" shall mean this Stock Purchase and Loan Agreement, as the same may be amended, supplemented or otherwise modified from time to time by an agreement in writing signed by Onisko and the Company.

         "BUSINESS DAY" shall mean a day other than Saturday, Sunday or other day on which commercial banks in Palm Beach County, Florida are authorized or required by law to close.

         "CLOSING" shall mean the execution and delivery of this Agreement by the parties hereto.

         "CLOSING DATE" shall mean the date on which the Closing takes place.

         "COLLATERAL" means (i) the Pledged Shares; (ii) the Account, all funds, Financial Assets and Investment Property therein and all certificates and instruments from time to time representing or evidencing the Account or any funds, securities, investments, Financial Assets, Investment Property or other property deposited and held in the Account (including, without limitation, all Pledged Shares deposited in the Account) and all other property or rights assigned or allocable to the Account; (iii) all notes, certificates of deposit, deposit amounts, checks and other investments from time to time hereafter delivered to or otherwise possessed by Onisko in substitution for any or all of the foregoing; (iv) all interest, cash, instruments and other property from time to time received, receivable, or distributed in respect of any or all of the foregoing; (v) all Security Entitlements of Onisko in or with respect to any and all of the foregoing; (vi) all rights of Onisko under the Control Agreement; and
(vii) all proceeds of any and all of the foregoing.

         "COMMON STOCK" means the Company's Common Stock, $.01 par value.

         "COLLATERAL SECURITY AGREEMENT" means the Collateral Security Agreement, dated as of even date herewith, between Onisko and the Company.

         "CONTROL AGREEMENT" shall mean the Account Control Agreement, dated as of even date herewith, among Onisko, the Company and Bear, Stearns Securities Corp.

         "DIRECT PURCHASE" has the meaning set forth in Section 2.1(B)(ii) hereof.

         "DIRECT PURCHASE LIMIT" has the meaning set forth in Section 2.1(B)(ii) hereof.

         "DOLLARS" AND "$" shall mean dollars in lawful currency of the United States of America.

         "ENTITLEMENT ORDER" shall have the meaning set forth in Section
678.1021 of the Uniform Commercial Code.

         "EVENT OF DEFAULT" shall mean any of the events specified in Section
7.1 hereof.


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         "FAIR MARKET VALUE" of a share of Repurchased Common Stock on any date of reference shall mean the "Closing Price" (as defined below) of the Common Stock on the business day immediately preceding such date. For the purpose of determining Fair Market Value, the "Closing Price" of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of Common Stock on such system, (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days, or (iv) if neither clause (i), (ii) or (iii) are applicable, the fair market value of the Common Stock shall be determined by the Company's Board of Directors.

         "FINANCIAL ASSET" shall have the meaning set forth in Section 678.1021 of the Uniform Commercial Code.

         "INTERIM PURCHASE" shall have the meaning set forth in Section 2.1(B)(ii) hereof.

         "INVESTMENT PROPERTY" shall have the meaning set forth in Section
679.115 of the Uniform Commercial Code.

         "LOAN" means the Stock Purchase Loan.

         "LOAN ADVANCE REQUEST" means the Certificate and Loan Advance Request in the form of Exhibit A hereto.

         "LOAN DOCUMENTS" shall mean this Agreement, each Note, the Collateral Security Agreement, the Control Agreement and all other documents, agreements, instruments or certificates delivered to the Company in connection with the Loan (whether at, prior to or after the Closing).

         "LOAN STOCK" has the meaning set forth in the Recitals.

         "LOAN TO VALUE RATIO" has the meaning set forth in Section 2.1(B)(iv) hereof.

         "NO RECOURSE NOTE" means each No Recourse Note in the form of Exhibit C hereto.

         "NOTE" means each 25% Recourse Note and each No Recourse Note.

         "OPEN MARKET PURCHASES" has the meaning set forth in Section 2.1(B)(ii) hereof.


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         "PLAN" means the Koger Equity, Inc. 1998 Equity and Cash Incentive
Plan.

         "PLAN PURCHASES" has the meaning set forth in Section 2.1(B)(i) hereof.

         "PLEDGED SHARES" shall mean all shares of Loan Stock purchased by Onisko the purchase of which is funded in whole or in part by the Company pursuant to the terms hereof.

         "RECONCILIATION DATE" has the meaning set forth in Section 2.1(B)(iv) hereof.

         "REPURCHASED COMMON STOCK" has the meaning set forth in Section 2.1(B)(ii) hereof.

         "SECURITY DOCUMENTS" shall have the meaning set forth in Section 3.3 hereof.

         "SECURITY ENTITLEMENT" shall have the meaning set forth in Section
678.1021 of the Uniform Commercial Code.

         "SHARE CAP" has the meaning set forth in Section 2.1(A) hereof.

         "STOCK PURCHASE EXPENSES" shall mean all costs and expenses incurred by Onisko, if any, in the acquisition of the Loan Stock, whether by Open Market Purchases or Direct Purchases, including with respect to Open Market Purchases all brokerage commissions and fees.

         "STOCK PURCHASE LOAN" shall mean the facility described in Section 2.1 hereof the proceeds of which shall be used by Onisko to purchase the Loan Stock and pay all Stock Purchase Expenses.

         "STOCK PURCHASE LOAN INTEREST RATE" means the interest rate set forth in the Notes.

         "SUBSEQUENT PLAN PURCHASES" has the meaning set forth in Section 2.1(B)(iii) hereof.

         "UNIFORM COMMERCIAL CODE" means the Uniform Commercial Code as enacted in the State of Florida and in effect from time to time.

         SECTION I.2 OTHER DEFINITIONAL PROVISIONS


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                  (a) All of the terms defined in this Agreement shall have such defined meanings when used in other documents issued under, or delivered pursuant to, this Agreement unless the context shall otherwise require; (b) all terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and vice versa; (c) accounting terms to the extent not otherwise defined shall have the respective meanings given them under, and shall be construed in accordance with, GAAP; (d) the words "hereby," "hereto," "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and (e) whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the heirs, personal representatives, participants, successors and assigns of such parties unless the context shall expressly provide otherwise.

                                   ARTICLE II
                           PURCHASE OF LOAN STOCK AND
                   AMOUNT AND TERMS OF THE STOCK PURCHASE LOAN

         SECTION II.1 PURCHASE OF LOAN STOCK

         (A) Generally. Pursuant to the Employment Agreement, the Company has agreed to provide Onisko with the Stock Purchase Loan to enable Onisko to purchase the Loan Stock. The total maximum number of shares of Loan Stock that the Company will finance pursuant to the Stock Purchase Loan is 150,000 shares of Common Stock ("Share Cap"). If there shall occur any recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to such shares, or any other change in the corporate structure affecting the quantity of such shares, the Share Cap shall be equitably adjusted to preserve Onisko's right to purchase the maximum number of shares originally contemplated by this Agreement.

         (B) Method of Purchases. Onisko shall have the right, in Onisko's sole and absolute discretion, to purchase any number of shares of Loan Stock (up to the Share Cap), in the following manner:

                  (i) Plan Purchases. As of the date hereof, 198,700 shares of Common Stock are reserved for issuance pursuant to the Plan, up to 49,675 shares of which may be purchased by Onisko. In the event that Onisko elects to purchase all or any part of such Common Stock as Loan Stock pursuant to the Plan ("Plan Purchases"), the Company shall, upon the execution and delivery by Onisko of a Loan Advance Request, lend to Onisko, pursuant to the Plan, an amount equal to one hundred percent (100%) of the purchase price of such shares of Loan Stock, plus applicable Stock Purchase Expenses, if any. All Loan Stock so purchased shall be deposited in the Account and shall be subject to the terms of the Loan Documents and the other Security Documents.

                  (ii) Interim Purchases. In the event that Onisko shall opt to purchase Loan Stock other than pursuant to the Plan or any successor plan thereto (each such purchase, an "Interim Purchase"), upon the execution and delivery by Onisko of a Loan Advance Request, the Company


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shall lend to Onisko, an amount equal to fifty percent (50%) of the purchase price of such shares of Loan Stock, plus applicable Stock Purchase Expenses, if any. Interim Purchases may be effected by open market purchases via Onisko's own securities broker or through private negotiations between Onisko and a third-party (each such purchase being an "Open Market Purchase"). Interim Purchases may also be effected by direct purchases of Loan Stock from the Company (a "Direct Purchase") following any purchase by the Company of its Common Stock pursuant to the Repurchase Plan. The Company shall immediately notify Onisko of each repurchase of Common Stock under the Repurchase Plan or otherwise (a "Notification of Common Stock Repurchase"), which notification shall specify in writing the number of shares of Common Stock so repurchased ("Repurchased Common Stock"). Provided that Onisko shall provide notice to the Company of his intent to purchase a number of shares of such Repurchased Common Stock (which number shall not exceed twenty five percent (25%) of such Repurchased Common Stock (the "Direct Purchase Limit")) on the date of Onisko's receipt of such Notification of Common Stock Repurchase, the Company shall sell to Onisko on such date such number of shares of Repurchased Common Stock at the price per share paid by the Company for such shares of Repurchased Common Stock (excluding all of the Company's fees, costs and expenses associated with effecting such repurchase). In the event that Onisko fails for any reason to deliver such notice to the Company on the date of any such repurchase, Onisko may, within fifteen (15) Business Days after Onisko's receipt of a Notification of Common Stock Repurchase and by written notice to the Company, elect to purchase from the Company a number of shares of such Repurchased Common Stock (not to exceed the Direct Purchase Limit) at a price per share equal to the Fair Market Value per share on the date that Onisko delivers such notice to the Company. Any notice to be delivered by Onisko under this Section 2.1(B)(ii) shall specify the total number of shares Onisko elects to purchase up to the Direct Purchase Limit (which amount, together with any previously purchased Loan Stock, may not exceed the Share Cap), and shall provide such other information as is reasonably necessary for the Company to transfer such shares to Onisko. Upon receipt of such notice, the Company shall take all action necessary to properly transfer such Repurchased Common Stock purchased by Onisko to Onisko and to register Onisko as the owner of same. All Loan Stock so purchased by Onisko (including all shares of Loan Stock purchased in part with Onisko's own funds and whether purchased in an Open Market Purchase or as a Direct Purchase) shall be deposited in the Account and shall be subject to the terms of the Loan Documents and the other Security Documents.

                  (iii) Subsequent Plan Purchases. A minimum of one million (1,000,000) additional shares of Common Stock will be reserved for issuance under the Plan (or a successor plan) upon the approval of the Company's shareholders. In the event that Onisko elects to purchase additional Loan Stock pursuant to the Plan (or a successor plan) ("Subsequent Plan Purchases"), the Company shall, upon the execution and delivery by Onisko of a Loan Advance Request, lend to Onisko, pursuant to the Plan (or such successor plan), an amount up to one hundred percent (100%) of the purchase price of such shares of Loan Stock, plus applicable Stock Purchase Expenses, if any. All Loan Stock so purchased shall be deposited in the Account and shall be subject to the terms of the Loan Documents and the other Security Documents.

                  (iv)     Reconciliation of Loan to Value.


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                  (a) Payments by Onisko. In the event that the aggregate amount loaned by the Company to Onisko in connection with the purchase of Loan Stock (whether purchased as a Plan Purchase, an Interim Purchase or a Subsequent Plan Purchase) shall, on September 1, 2001 (the "Reconciliation Date"), exceed seventy-five percent (75%) of the aggregate purchase price of the Loan Stock purchased as of the Reconciliation Date (the "Loan to Value Ratio"), Onisko shall promptly pay to the Company such amounts in reduction of the principal amount of the Loan as shall cause the Loan to Value Ratio to be less than or equal to seventy-five percent (75%).

                  (b) Payments by Company. In the event that the aggregate amount of Onisko's own funds paid by Onisko in connection with the purchase of Loan Stock hereunder (whether purchased as a Plan Purchase, an Interim Purchase or a Subsequent Plan Purchase) shall, on the Reconciliation Date, exceed twenty-five percent (25%) of the aggregate purchase price of the Loan Stock purchased as of the Reconciliation Date, the Company shall (i) forgive such portion of the aggregate principal amount of the 25% Recourse Note as shall cause the notional amount paid by Onisko toward the purchase of all Loan Stock to equal twenty-five percent (25%) of the aggregate purchase price thereof and
(ii) promptly pay to Onisko such amounts as shall be necessary to compensate Onisko for any income taxes imposed upon Onisko as a result of such forgiveness of loan principal.

         (C) Method of Payment. Onisko shall pay for purchases of Loan Stock as follows:

                  (i) Payment for Plan Purchases. Onisko shall pay for all Plan Purchases of Loan Stock from the Company within three (3) Business Days after Onisko receives written notice from Onisko's broker that the applicable number of shares of Loan Stock have been transferred by the Company to Onisko's brokerage account. Payment for Plan Purchases of Loan Stock will be made by Onisko's execution and delivery of a Loan Advance Request to the Company in a principal amount equal to the aggregate purchase price of the Loan Stock being purchased. The Company shall pay for any Stock Purchase Expenses.

                  (ii) Payment for Open Market Purchases. Onisko shall pay for all Open Market Purchases of Loan Stock by: (i) wire transferring directly to Onisko's broker or a third-party, as the case may be, fifty percent (50%) of the aggregate purchase price for such shares of Loan Stock being purchased, (ii) the Company advancing to Onisko an amount equal to fifty percent (50%) of the aggregate purchase price of such shares, plus Stock Purchase Expenses (the "Draw Amount") and (iii) Onisko's execution and delivery of a Loan Advance Request to the Company in a principal amount equal to fifty percent (50%) of the aggregate purchase price of the Loan Stock being purchased (plus Stock Purchase Expenses). The Company shall wire transfer the Draw Amount to Onisko's broker or such third-party, as the case may be, within one (1) Business Day after receiving written notice from Onisko containing: (a) the total number of shares of Loan Stock being purchased; (b) the aggregate purchase price for all such shares of Loan Stock being purchased; (c) evidence confirming such purchase from Onisko's broker or third-party, as the case may be; and (d) wire transfer instructions to the broker or such third-party, as the case may be. The Company shall deliver all Draw Amounts directly to Onisko's securities


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

broker or such third-party, as the case may be, in accordance with such broker's or such third-party's requirements.

                  (iii) Payment for Direct Purchases from Company. Onisko shall pay for all Direct Purchases of Loan Stock from the Company within three
(3) Business Days after Onisko receives written notice from Onisko's broker that the applicable number of shares of Loan Stock have been transferred by the Company to the Account. Onisko shall pay for Direct Purchases of Loan Stock by:
(i) wire transferring directly to the Company fifty percent (50%) of the aggregate purchase price of the shares of Loan Stock being purchased and (ii) executing and delivery a Loan Advance Request to the Company in a principal amount equal to fifty percent (50%) of the aggregate purchase price of the Loan Stock being purchased. Any Stock Purchase Expenses shall be paid by the Company.

                  (iv) Payment for Subsequent Plan Purchases. Onisko shall pay for all Subsequent Plan Purchases of Loan Stock from the Company within three (3) Business Days after Onisko receives written notice from Onisko's broker that the applicable number of shares of Loan Stock have been transferred by the Company to Onisko's brokerage account. Payment for Subsequent Plan Purchases of Loan Stock will be made by (i) Onisko's execution and delivery of a Loan Advance Request to the Company in a principal amount equal to the Company funded portion of the of Loan Stock (plus Stock Purchase Expenses) being purchased and (ii) Onisko wire transferring directly to the Company the portion of the purchase price of the Loan Stock not being funded by the Company. Any Stock Purchase Expenses shall be paid by the Company.

         (D) Indemnification for Failure to Fund. The Company shall defend, indemnify, and hold harmless Onisko from and against all claims, defense costs (including reasonable attorneys' fees), judgments and other expenses arising out of or in connection with a breach by the Company of any of its obligations under
Section 2.1(C) above, time being of the essence with respect to each such obligation.

         (E) Other Purchases. Notwithstanding anything herein to the contrary, the Share Cap set forth herein is only applicable to shares of Loan Stock purchased by Onisko, in whole or in part, with funds loaned to Onisko by the Company and Onisko may purchase such of the Companies securities with his own funds as he desires, without restriction by the Company, except as provided by law.

         SECTION II.2 THE STOCK PURCHASE LOAN

         (A) The Stock Purchase Loan. Subject to the Share Cap and each of the other terms, conditions and other requirements set forth in this Agreement and in the Loan Documents, the Company agrees to lend Onisko (the "Stock Purchase Loan") an amount equal to (i) one hundred percent (100%) of the total purchase price of the Loan Stock purchased by Onisko in a Plan Purchase, (ii) fifty percent (50%) of the total purchase price of the Loan Stock (plus any and all Stock Purchase Expenses) purchased by Onisko in an Open Market Purchase, in a Direct Purchase, or in a combination thereof and (iii) up to one hundred percent (100%) of the total


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

purchase price of the Loan Stock (plus any and all Stock Purchase Expenses) purchased by Onisko in a Subsequent Plan Purchase. At the Closing, Onisko shall execute and deliver to the Company the Collateral Security Agreement, the Control Agreement, the 25% Recourse Note and the No Recourse Note. Each advance under the Notes shall be funded following Onisko's execution and delivery to the Company of a Loan Advance Request.

         (B) Non-Recourse. Except as provided below, the Stock Purchase Loan shall be non-recourse to Onisko such that the Company shall not seek to enforce any monetary judgement with respect to the Stock Purchase Loan or any sums due under any Note or any of the Loan Documents against Onisko, individually, except through recourse to the Collateral and solely to the Collateral. The non-recourse nature of the Stock Purchase Loan is a material inducement to Onisko agreeing to accept employment under the Employment Agreement and Onisko would not have agreed to accept such employment nor borrow any funds from the Company under the Stock Purchase Loan, but for the non-recourse nature of the Stock Purchase Loan. Notwithstanding the foregoing, Onisko shall be individually liable for twenty five percent (25%) of the amounts due under the 25% Recourse Note insofar as such amounts are advanced in connection with a Plan Purchase or a Subsequent Plan Purchase.

         (C) Interest Rate. The Stock Purchase Loan shall accrue interest, at the Stock Purchase Loan Interest Rate, as provided in each Note. Interest under each Note shall commence to accrue as of the date of disbursal or wire transfer by the Company. When monies are disbursed by wire transfer, such monies shall be considered advanced at the time of receipt thereof by the receiving institution.

         (D) Repayment and Term. The Stock Purchase Loan shall be repaid as provided in each Note, which shall be generally as follows: quarterly payments of accrued interest only shall be due on June 30, September 30, December 31 and March 31 during each year during the term of the Loan and shall be paid within thirty (30) days after the due date thereof, and all accrued interest and outstanding principal shall be paid on the Maturity Date (as defined below). The Stock Purchase Loan shall mature at the earlier of (the "Maturity Date"): (i) ten (10) years from the date of this Agreement; or (ii) two (2) years following termination of Onisko's employment by the Company under the Employment Agreement with "Cause" pursuant to Section 4(C) of the Employment Agreement.

         (E) Prepayments and Sale of Loan Stock. The Stock Purchase Loan may be prepaid, in whole or in part, any time without any penalty or premium. Except for prepayments made by Onisko pursuant to Section 2.1(B)(iv) hereof, prepayments shall first be applied to accrued interest, then to principal. At any time Onisko shall have the right to sell all or any portion of the Loan Stock constituting the Collateral provided that Onisko pays the Company the "Per Share Release Price" from the proceeds derived from such sale. The "Per Share Release Price" shall be an amount calculated by dividing the outstanding principal amount of and accrued interest on the Stock Purchase Loan as of the date of such sale by the total number of shares of Loan Stock subject to the Collateral Security Agreement immediately prior to such sale.


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

         (F) Security. The Stock Purchase Loan shall be secured by the Loan Stock pursuant to a Collateral Security Agreement, as more particularly provided for in Article III below.

         (G) Shareholder Rights. Onisko shall have all rights of a stockholder with respect to the Loan Stock, including without limitation, the right to vote such Loan Stock and the right to receive dividends; provided that Onisko may not sell, transfer, assign, or hypothecate the Loan Stock or take any action which would violate the terms of the Stock Pledge Agreement unless, in respect of each share of such Loan Stock, Onisko has paid the Company the Per Share Release Price described above.

         SECTION II.3 INTENT NOT TO COMMIT USURY

         Onisko does not intend or expect to pay, nor does the Company intend or expect to charge, accept or collect, any interest under this Agreement, any Note or any other Loan Document or other instrument executed in connection herewith greater than the maximum legal rate of interest which may be charged under applicable law. Should any event result in the computation or earning of interest in excess of such maximum legal rate, any and all such excess shall be refunded to Onisko. Notwithstanding anything to the contrary contained in this Agreement, any Note or other Loan Document or instrument delivered in connection herewith, the amount of interest due under the terms of this Agreement, each Note, each other Loan Document or any other instrument shall in no event exceed the maximum amount of interest permitted to be charged by law.

         SECTION II.4 USE OF PROCEEDS

         The proceeds of the Stock Purchase Loan shall be used by Onisko solely to purchase the Loan Stock as provided in this Agreement.

                                   ARTICLE III
                      SECURITY FOR THE STOCK PURCHASE LOAN

         SECTION III.1 SECURITY INTEREST

         As security for the full and timely payment of the principal and interest under the Stock Purchase Loan, Onisko grants to the Company a first priority and continuing security interest in and lien upon the Collateral.

         SECTION III.2 SECURITY DOCUMENTS

         Onisko, in order to set forth the terms and conditions under which the Collateral described in Section 3.1 hereof will be held by the Company, shall execute and deliver to the Company, in form and substance reasonably satisfactory to the Company, any and all security agreements, hypothecation agreements, assignments, pledge agreements, financing statements, notices of lien, guarantees and any other documents relating to any security as the Company shall reasonably require from time to time (all herein referred to collectively as the "Security Documents").

         SECTION III.3 FILING AND RECORDING

         The Company shall bear the cost and expense of causing such of the Security Documents to be duly recorded and/or filed in all places necessary, in the reasonable opinion of the Company, to perfect and protect the interest of the Company in the Collateral covered thereby. Onisko hereby authorizes the Company to file any financing statement or notice of lien in respect of any security interest created pursuant to this Agreement which may at any time be required or which, in the reasonable opinion of the Company, may at any time be desirable, although the same may have been executed only by the Company, or, at the reasonable opinion of the Company, to sign such financing statement or notice of lien on behalf of Onisko and file the same. In the event that any rerecording or refilling thereof (or the filing of any statements of continuation or assignment of any financing statement) is required to protect and preserve security interests in favor of the Company, the Company shall bear the cost and expense of causing the same to be recorded and/or refiled at the time and in the manner reasonably required by the Company. The Company shall provide Onisko with written notice before recording or filing any documents pursuant to this provision.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         SECTION IV.1 DUE AUTHORIZATION; ENFORCEABILITY

         This Agreement, the Stock Pledge Agreement and the Control Agreement have been duly executed and delivered by the Company and each constitutes, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the rights of creditors generally and by general principles of equity regardless of whether enforcement is pursuant to a proceeding in equity or at law.

         SECTION IV.2 FEDERAL REGULATION

         The Company represents and warrants to Onisko that the Stock Purchase Loan does not violate, and is not inconsistent with, the provisions of Regulation U of the Board of Governors of the Federal Reserve System or any other law.

                                   ARTICLE V
                               ONISKO'S COVENANTS

         SECTION V.1 TAXES AND CLAIMS

         Onisko shall properly pay and discharge: (a) all taxes, assessments and governmental charges upon the Collateral, prior to the date on which penalties attach thereto, unless and to the extent that such taxes are being diligently contested in good faith and by appropriate proceedings and appropriate reserves therefor have been established; and (b) all lawful claims, whether for labor, materials, supplies, services or anything else which might or could, if unpaid, become a lien or charge upon the Collateral unless and to the extent only that the same are transferred to bond, being diligently contested in good faith and by appropriate proceedings, and appropriate reserves therefor have been established.

         SECTION V.2 PAY INDEBTEDNESS TO THE COMPANY AND PERFORM OTHER COVENANTS

         Onisko shall: (a) make full and timely payments of the principal of and interest due under each Note; (b) duly comply with all the terms and covenants contained in each of the Loan Documents and all other instruments and documents given to the Company pursuant to this Agreement at the times and places and in the manner set forth herein; and (c) at all times maintain the liens and security interests provided for under or pursuant to this Agreement as valid and perfected liens and security interests on the property intended to be covered thereby.

                                   ARTICLE VI
                            COVENANTS OF THE COMPANY

         SECTION VI.1 PLAN SHARES

         The Company shall use its best efforts and shall take all necessary corporate action to obtain, prior to June 1, 2000, shareholder approval for an increase in the number of shares of Common Stock reserved for issuance under the Plan (or a successor plan) to at least 700,000 shares, such that Onisko may, if he desires, elect to purchase 150,000 shares of Loan Stock under the Plan (or a successor plan).

         SECTION VI.2 REGISTRATION OF PLAN SHARES AND DIRECT PURCHASE SHARES

         The Company shall take all necessary action to ensure that all Loan Stock purchased by Onisko under the Plan (or any successor plan), pursuant to a Direct Purchase or otherwise (if not already registered under the Securities Act of 1933, as amended (the "Act") or if registration is terminated as a result of such acquisition or otherwise) is registered under the Act within thirty (30) days from the date that such Loan Stock is purchased by Onisko.

         SECTION VI.3 SALE OF PLAN SHARES

         The Company will not sell any shares under the Plan (or any successor plan) to any person or entity (other than up to 500,000 shares to Thomas J. Crocker) unless Onisko shall consent thereto. Such consent right shall terminate thirty (30) days after Onisko shall be notified by the Company that a sufficient number of shares to permit purchase by Onisko of the Share Cap are reserved for issuance under the Plan (or any successor plan).

                                   ARTICLE VII
                                EVENTS OF DEFAULT

         SECTION VII.1 EVENTS OF DEFAULT

         (A)      Events of Default - Payment-In-Full Without Notice

         The occurrence of any one of more of the following events, whether or not notice is given by the Company, shall constitute an Event of Default:

                           (1)      Onisko: (a) shall file a voluntary petition
under the United States Code for adjudication as a bankrupt; (b) shall file an answer seeking reorganization or an arrangement under any bankruptcy or similar statute of the United States of America or any subdivision thereof or of any foreign jurisdiction in response to an involuntary petition; (c) shall consent to the filing of a petition in any such bankruptcy or reorganization proceeding;
(d) shall consent to the appointment of a receiver or trustee or officer performing similar functions with respect to any substantial part of its property; (e) shall make a general assignment for the benefit of its creditors; or (f) shall execute a consent to any other type of insolvency proceedings (under the Bankruptcy Act or otherwise);

         (B)      Events of Default - Payment-In-Full With Notice

         The occurrence of any one or more of the following and giving of a written notice by the Company shall constitute an Event of Default:

                           (1)      Default by Onisko in the payment of any sum
due under any Note or otherwise under the Loan Documents that is not made within thirty (30) days after the due date therefor; or

                           (2)      Default in the performance of any other
liability, obligation or covenant of Onisko to the Company hereunder or any of the Loan Documents that is not cured within thirty (30) days after Onisko's receipt of notice from the Company specifying such default.

         SECTION VII.2 WAIVER OF DEFAULT

         The Company may, at any time, waive any Event of Default which shall have occurred and any of its consequences, in which case the parties hereto shall be restored to their former positions and rights and obligations hereunder, respectively; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon, and no such waiver shall be effective unless it is in a written document executed by a duly authorized officer.

                                  ARTICLE VIII
                         REMEDIES FOR EVENTS OF DEFAULT

         SECTION VIII.1 REMEDIES FOR EVENTS OF DEFAULT

         Upon the occurrence and continuation of an Event of Default provided in
Section 7.1(A) of this Agreement without notice or an Event of Default provided in Section 7.1(B) of this Agreement after the giving of any applicable notice and expiration of any applicable cure or grace period, the Stock Purchase Loan hereby granted and all obligations to make loans or additional draws under the Stock Purchase Loan shall immediately terminate, and all principal and interest owing hereunder and under the Notes shall be accelerated and become due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived and the Company may sell any or all of the Collateral and apply the proceeds thereof to reduce the outstanding principal of the Stock Purchase Loan.

         SECTION VIII.2 ACTION FOR ENFORCEMENT

         The Company may proceed to protect and enforce its rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein, in any Note, the other Loan Documents or in any document or instrument delivered in connection with or pursuant to this Agreement, or to enforce the payment of any Note or any other legal or equitable right or remedy or sell the Collateral and apply the proceeds thereof in repayment of the Stock Purchase Loan; provided, however, the Company shall not seek to enforce any monetary judgement with respect to the Stock Purchase Loan or any sums due under any Note or any of the other Loan Documents against Onisko, individually, except as set forth in
Section 2.2(B).

         SECTION VIII.3 SALE OF COLLATERAL

         The Company shall have the right to sell any and all of the Collateral and apply the proceeds thereof to reduce the outstanding balance of the Loan upon an Event of Default under Section 7.1 of this Agreement and the expiration any applicable notice and cure period.

         SECTION VIII.4 RIGHTS AND REMEDIES CUMULATIVE

         No right or remedy herein conferred upon the Company is intended to be exclusive of any other right or remedy contained herein, in any Note, the other Security Documents or in any instrument or document delivered in connection with or pursuant to this Agreement, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute or otherwise. In the event of any conflict among the Loan Documents as to the notice required before resort to any remedy, the shortest notice provision shall control.

                                   ARTICLE IX
                                FEES AND PAYMENTS

         SECTION IX.1 COSTS, TAXES AND ATTORNEYS' FEES

         Whether or not the Closing is effectuated and the transactions contemplated hereby shall be consummated, the Company agrees: (a) to pay all out-of-pocket costs, expenses, disbursements and fees incurred by the Company in connection with the origination, preparation, execution and delivery of and any amendment, supplement or modification to, any of the Loan Documents and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby (whether incurred before or after the Closing), including, without limitation, title search, examination and insurance charges, UCC searches, judgment and tax lien searches, recording fees, charges and taxes, documentary stamps, intangible taxes, disbursement fees, appraisal fees, reasonable fees and disbursements of counsel to the Company in connection with the origination and/or the Closing of the Stock Purchase Loan. The agreements contained in this Section shall survive repayment of the Notes and all other amounts payable hereunder or under the other Loan Documents.

                                    ARTICLE X
                                  MISCELLANEOUS

         SECTION X.1 NOTICES

         All notices, requests, consents and other communications hereunder to any party, shall be deemed to be sufficient if in writing and: (i) delivered in person, (ii) sent by telex or telecopier, (iii) sent by first class, registered or certified mail return receipt requested and postage prepaid or (iv) sent by overnight delivery service, addressed to such party at the address set forth below (or at such other addresses as shall be specified by like notice):

If to Onisko:                       Robert Onisko
                                    1676 S.W. 19th Avenue
                                    Boca Raton, Florida 33486

with a required copy to:            Proskauer Rose LLP
                                    One Boca Place, Suite 340 West
                                    2255 Glades Road
                                    Boca Raton, Florida 33431
                                    Telecopier: (407) 241-7145
                                    Attn: Christopher C. Wheeler, Esq.

If to the Company:                  Koger Equity, Inc.
                                    8880 Freedom Crossing Trail
                                    Jacksonville, Florida 32256

with a copy to:                     Ropes and Gray
                                    One International Place
                                    Boston, Massachusetts 02110
                                    Attn: Ron Groves

with a copy to:                     Boling & McCart
                                    1000 Riverside Avenue Suite 555
                                    Jacksonville, Florida 32204
                                    Attn: Harold F. McCart, Jr.

         All such notices and communications shall be deemed to have been received: (i) on the date delivered if by personal delivery, (ii) on the date telecommunicated if sent by telex, telecopier or other telegraphic method, (iii) on the date sent if sent by first class, registered or certified mail, or (iv) on the following date if received by overnight delivery; provided, further, that rejection or other refusal to accept or inability to deliver because of changed address or telecopier number for which no notice has been received shall also constitute receipt.

         SECTION X.2 ATTORNEYS' FEES

         Any and all references to the payment of attorneys' fees and disbursements herein or in any of the other Loan Documents shall include those incurred before, during and after litigation, whether in negotiating, drafting, closing, attempting collection without litigation, investigating and litigating in all trial and appellate levels, as well as those incurred in any bankruptcy proceedings and post-judgment proceedings. Attorneys' fees includes fees of paraprofessionals such as paralegals and investigators.

         SECTION X.3 SEVERABILITY

         Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION X.4 COUNTERPARTS

         This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Confirmation of execution by telex or by telecopied facsimile signature page shall be binding upon any party so confirming or telecopying. A set of the copies of this Agreement signed by all the parties hereto shall be lodged with Onisko and the Company.

         SECTION X.5 INTERPRETATION

         Each of the parties hereto acknowledges that they have been represented by their own counsel throughout the negotiations and at the execution of this Agreement and all of the other Loan Documents and therefore none of the parties hereto shall, while this Agreement is effective or after its termination, claim or assert that any provisions of this Agreement or any of the other Loan Documents should be construed against the drafter of this Agreement or any of the other Loan Documents.

         SECTION X.6 CONFLICT

         If the terms and provisions of any of the other Loan Documents should conflict with any of the terms and provisions of this Agreement, the terms and provisions of this Agreement shall be interpreted as being paramount, superior and controlling.

         SECTION X.7 HEADINGS

         The headings of the Articles, Sections, and Subsections of this Agreement are for convenience of reference only, and are not to be considered a part hereof, and do not limit or otherwise affect any of the terms hereof.

         SECTION X.8 JURISDICTION AND VENUE

         Each of the parties irrevocably and unconditionally: (a) agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement may, and to the extent permitted by the courts of the State of Florida shall be brought in the courts of record of the State of Florida in Palm Beach County or the District Court of the United States, Southern District of Florida;
(b) consents to the jurisdiction of each such court in any such suit, action or proceeding; (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such court; and (d) agrees that service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in the State of Florida.

         SECTION X.9 AMENDMENTS

         The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement.

         SECTION X.10 GOVERNING LAW; BENEFIT

         This Agreement and all rights hereunder shall be governed by the internal laws of the State of Florida without giving effect to the conflicts of laws principles thereof. This Agreement shall bind and inure to the benefit of, and the terms "Onisko" and the "Company," respectively, as used in this Agreement shall include, the respective parties and their respective heirs, personal representatives, participants, successors and assigns. However, Onisko and the Company may not assign their rights and obligations under this Agreement.

                      [SIGNATURES APPEAR ON THE NEXT PAGE]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


                                    THE COMPANY:

                                    KOGER EQUITY, INC., A FLORIDA CORPORATION



                                    By: /s/ W. Lawrence Jenkins
                                        -------------------------------
                                    Its: Vice President
                                        -------------------------------
                                    Print Name: W. Lawrence Jenkins
                                               ------------------------



                                    ONISKO:



                                    /s/ Robert Onisko
                                    ----------------------------------
                                    Robert Onisko

                                   EXHIBIT "A"

                      CERTIFICATE AND LOAN ADVANCE REQUEST

                                                        DATE: ____________, 2000


Koger Equity, Inc.
8880 Freedom Crossing Trail
Jacksonville, Florida 32256

Dear Sir:

         Pursuant to Section ___ of the Stock Purchase and Loan Agreement between Koger Equity, Inc. and the undersigned, dated as of February 17, 2000 (the "Stock Purchase and Loan Agreement"), the undersigned hereby applies for an advance of $ ____________ to be credited to the account of __________________, Account No. ________________________ . Capitalized terms used and not defined herein shall have the meanings set forth in the Stock Purchase and Loan Agreement. The undersigned hereby certifies that:

         1. No Event of Default as defined in the Stock Purchase and Loan Agreement has occurred.

         2. The amount to be advanced pursuant to this advance is _____________ of the purchase price of the Loan Stock proposed to be purchased [(plus Stock Purchase Expenses)].

         3. The number of shares of Loan Stock proposed to be purchased is ____________, which shall be purchased pursuant to [the Plan][an Open Market Purchase][a Direct Purchase] [a Subsequent Plan Purchase]. The per share purchase price of the Loan Stock is $___________.



                                            Robert Onisko